EXHIBIT 8(r)

               FORM OF AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
                WITH VIP FUND, FIDELITY DISTRIBUTORS CORPORATION



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                                                                    EXHIBIT 8(r)

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
                   ------------------------------------------

                                      Among

                       VARIABLE INSURANCE PRODUCTS FUND,
                       ---------------------------------

                        FIDELITY DISTRIBUTORS CORPORATION
                        ---------------------------------

                                       and

                       INDIANAPOLIS LIFE INSURANCE COMPANY
                       -----------------------------------
           (Successor In Interest to IL Annuity and Insurance Company)

         The Participation Agreement made and entered into as of the 1st day of March, 1995 by and among INDIANAPOLIS LIFE INSURANCE COMPANY (successor in interest to IL Annuity and Insurance Company), a stock life insurance company organized under the laws of Indiana, on its own behalf and on behalf of each segregated asset account of the Company set forth on the attached Schedule A, and the VARIABLE INSURANCE PRODUCTS FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and FIDELITY DISTRIBUTORS CORPORATION, a Massachusetts corporation, is hereby amended effective as of June 30, 2003, as follows:

         1. All references to IL Annuity and Insurance Company are hereby changed to "Indianapolis Life Insurance Company" to reflect the statutory merger of IL Annuity and Insurance Company with and into its parent, Indianapolis Life Insurance Company.

         2. Article XI is hereby deleted in its entirety and replaced with the following Article XI:

                                   Article XI.

                                     Notices
                                     -------

                  Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:          82 Devonshire Street
                                  Boston, Massachusetts 02109
                                  Attention: Treasurer

         If to the Company:       Indianapolis Life Insurance Company
                                  555 South Kansas Avenue
                                  Topeka, Kansas 66603
                                  Attention:  Michael H. Miller, Vice President

                       and

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                                  Ameritas Life Insurance Corp.
                                  5900 O Street
                                  Lincoln, Nebraska 68510
                                  Attention: Debra Powell

         If to the Underwriter:   82 Devonshire Street
                                  Boston, Massachusetts 02109
                                  Attention: Treasurer


         3. Schedule A shall be deleted and replaced with the attached Schedule
            A.

         4. Schedule C shall be deleted and replaced with the attached Schedule
            C.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf of its duly authorized representative as of June 30, 2003.


         INDIANAPOLIS LIFE INSURANCE COMPANY

         By:__________________________________

         Name:________________________________

         Title:_______________________________

         FIDELITY DISTRIBUTORS CORPORATION

         By:__________________________________

         Name:________________________________

         Title:_______________________________

         VARIABLE INSURANCE PRODUCTS FUND

         By:__________________________________

         Name:________________________________

         Title:_______________________________

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                                   Schedule A
                                   ----------

                   Separate Accounts and Associated Contracts
                   ------------------------------------------

Name of Separate Account and Policy Form Numbers of Contracts Funded

Date Established by Board of Directors                     By Separate Account
--------------------------------------                     -------------------

ILICO Separate Account 1                                   VA-95

                                                           VCA-97

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                                   Schedule C
                                   ----------

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

       The Alger American Fund (Class O Shares)
       Fidelity Variable Insurance Products Funds (Initial Class)
       First Eagle Variable Funds, Inc.
       Neuberger Berman AMT (Class I)
       PIMCO Advisors VIT
       PIMCO VIT (Administrative Class)
       Royce Capital Fund
       SAFECO Resource Series Trust
       T. Rowe Price Fixed Income Series, Inc.
       T. Rowe Price International Series, Inc.
       Van Eck Worldwide Insurance Trust

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